Exhibit T3A-19

....... ,,I1 \;cR\87"ARy OF S'v TA TE n U ..~"w»»» r~ 1I'l1ll al I !1' . i i 1 71 ?"*'-- - .. 6 QP NY. CORPORATE CHARTER , Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that CSAC ACQUISITION MA CORP., did on January 15, 2019, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on File and of record in the 0 ce of the Secretary of State of the State of Nevada_, and further, that said Articles contain all the provisions required by the law of said State of Nevada IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January I5, 2019. 1 Certified By: Electronic Filing Certificate Number: C20190115-1005 Barbara K. Cegavske Secretary of State r. h

Filed in the office of w6m».K.65mz. Barbara K. Cegavske Secretary of State State oflNevada Document Number 20190018897-15 Filing Date and :Pima 01/15/2019 11:09 AM Entity Number E0020562019-5 Articles of Incorporation (PURSUANT TD NRS CHAPTER 78) 1. Name of Corporation : ICSAC ACQUISITION MA CORP. i I -¢q-¢.-r¢ -- . ,». , ua ._--.¢ a u u _*_--..*- - -4 _ . » . -_ - - --. -.¢ .n .. , _u-l. - _ _ s u n -ln-q.| n . ....*- . -- _ l-n- -h _9 .- -- *-- --r nn.. _-_.____.| 2. Registered Agent for Service of Process' (check only one box) Commercial Registered Agent: Name GH Noncommercial Registered Agent (name and address below) Office or Position with Entity (name and. address below) Name of Noncommercial Registered Agent OR J Name of Title of Office or Other Position with Entity N e v a d a Street Address City Zip Code I 3 i 3; L City N e v a d a Mailing Address (if different from street address) Zip Code 3. Authorized Stock: (number or shares corporation is authorized to issue) 7 5 0 8 8 e . a a @ 1 o L e Num ber of s hares »~ without ,.i par value: .5 Par val ue per share: $ Num ber of shares with par value: 1) CHARLIE MILES i - ».. ~uu.»wwn»ww ,......w....¢..».+..u. ».~»»m»» » . »ww"»»w~»_~»mm».n* .».H.......». »».»» [NEW YORK City ~»,¢».~mw..wn.*.~».» »».»uw m..-..».»..m. ..-am. . .. ..»..-._»-4» wwwmmmmww--»mu.www»w»»»uw num. - .-.....-,,.....~...¢... ....~»»w .. " . . . . . _ . - - ~ . - » . . . - NY E 8 --1M State 1 @ @ ; ; Zip Code NY [1-9322 J State Zip Code ?_" ._.,._--- N al " f | € - »» -V u. ..» 598 WIDISGN AVE. ZQT H FL . Street Address 2) KAMALDEEP {3;NDAL _ Name . _ _._.. _ 5gq_3AQ;§on AVE. , 26T§FL. Street Address M NEW -!Q3K-- City 5. Purpose: (optional; required only if Benefit Corporation status selected) V The Qgjpose of the corporation shall be: ANY LEGAL PURPOSE 8. Benefit Corporation: (see instructions). Yes 7. Name, Address and Signature of lneorporator~ (attach additional page if more than one incorporator) X DEBORAH KALSTEK DEBORA_4* KALSTEK-SEE ATTACHEQ_ Name Incorporator Signature STE. BUFFALQ___ ¥ ....J NY I declare, to the best of my knowledge under penalty of periufy, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category c felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Honcson Rush LLP ]40 PEARL ST. Address City Stale 1 4 2 8 ; Zip Code 8. Certificate of Acceptance of Appointment of Registered Agent' I hereby accept appointment as Registered Agent for the above named Entity. X 1/15/2819 Date CORPORATE CREATIONS NETWORK INC . Authorized signature of Registered Agent or On Behalf of Registered Agent Entity IIIIIIIIIIIIII II BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 -4201 (775)684-5708 Website: www.nvsos.gov *040105* (This document was filed el&ctronica1iy. J USE BLACK !NK ONLY u DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 4. names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; almach additional page if more than two directors/truslees) This form must be accompanied by appropriate fees. Nevada Secretary of State NRS va Arlicies Revised: 1-5-15

Articles of Incorporation

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**CSAC ACQUISITION MA CORP.**
FOREIGN NAME TRANSLATION:	NOT APPLICABLE
PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	CORPORATE CREATIONS NETWORK INC.
STREET ADDRESS:	NOT APPLICABLE
MAILING ADDRESS:	NOT APPLICABLE

ADDITIONAL DIRECTORS/TRUSTEES
JOHNATHAN SANDELMAN 590 MADISON AVE., 26TH FL. NEW YORK, NY 10022
MARK SMITH 590 MADISON AVE., 26TH FL. NEW YORK, NY 10022

ADDITIONAL INCORPORATORS
DEBORAH KALSTEK HODGSON RUSS LLP, 140 PEARL ST., STE. 100 BUFFALO, NY 14202

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